TRANSLATION INTO ENGLISH LANGUAGE

BUYER: KALI TUNA, d.o.o., Kali, 23272 Kali, represented by Oli Valur Steindorsson, director

and

SUPPLIER: MB LUBIN fishing, d.o.o., 23272 Kali, represented by Mirko Ivoš, director,

have concluded in Kali, on 01 July 2009, the following:

LIVE TUNA SUPPLY CONTRACT

I OBJECT OF THE CONTRACT

Article 1

In the herein Contract Supplier undertakes to supply Buyer with live Northern Bluefin Tuna (Tunnus Thynnus), in the appropriate state for further cage farming (hereinafter referred to as: BFT).

Article 2

BFT must comply to the conditions established by the authorized Croatian bodies, as well as to directives and recommendations imposed by ICCAT, by its individual mass, total delivered quantity in one time period (quota) and fishing period.

Each particular tuna not complying to the abovementioned regulations, will not be considered as the object of this Contract.

Article 3

Supplier obliges to supply Buyer with the entire quantity of BFT caught by his boats during the duration of this Contract.

Supplier may, from time to time, deliver a determined amount of live and dead tuna to third parties, exclusively subject to Buyer prior consent.

Article 4

In compliance with the herein Contract, Buyer is authorized to determine which Supplier boats will be performing tuna fishing for Buyer’s purposes, during particular fishing period.

Article 5

Supplier is obliged to maintain all his boats properly and timely, and ensure the required number of crew members in order to entirely respond to Buyer requirements and orders, according to the herein Contract.

II DELIVERY, TAKEOVER AND EXAMINATION OF FISH

Article 6

Supplier is obliged to deliver caught BFT to the Buyer cages, which will be placed along the supplier's net at the catching position, upon Supplier appeal.

Article 7

Contracting parties will mutually establish the quantity of delivered BFT by mutually examining the video footage of BFT transfer from the transporting cage to the stationary cage used for farming at the Buyer's farming site, upon which occasion the number of pieces and their average weight will be established.

Buyer has the right to reject tuna that does not satisfy the conditions from Article 2, Item 1 of the herein Contract.

III PRICE, INVOICING AND PAYMENT

Article 8

The price for BFT supplied and the respective payment terms will be mutually established through the separate written agreement for each particular tuna-fishing season and will be matching the market prices and payment terms generally applied on BFT supplies in the area of Adriatic Sea (Croatia).

IV CONTRACT DURATION

Article 9

The herein Contract is stipulated for the 20 years period and will last until 30. June 2029.

This Contract can cease before the aforementioned period in the cases:

- Upon written consent of both contracting parties.

- Upon written 15 days notice given by the Buyer, which notice Buyer is entitled to give in the case of Supplier’s breach of any of the regulations from the herein Contract.

V LOSS INDEMNITY

Article 10

Supplier is obliged to indemnify Buyer for any direct and/or indirect loss including the loss or decrease of the objectively expected profit, caused by the Seller’s breach of any regulation from the herein Contract.

VI GENERAL AND CLOSING CLAUSES

Article 11

Contracting parties will settle amicably any possible dispute related to this Contract, otherwise are obliged to accept the decision of the competent court of justice.

If any of the provisions of this Contract shall be determined to be invalid, illegal or unenforceable, by any court or other competent tribunal, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and the parties hereto will use their best endeavours to revise the affected provision so as to render it enforceable in accordance with the intention expressed herein.

Article 12

This Contract is written and signed in two equal counterparts, each contracting party receiving one counterpart.

The parties hereby agree that all changes and amendments to this Contract shall be effected in written form.

This contract enters into force and takes legal effects when signed by both contracting parties.

By the entrance into force of this Contract, all the earlier contracts stipulated between these parties in relation to the BFT supply are terminated.

/s/ Mirko Ivos	/s/ Oli Valur Steindorsson
MB LUBIN RIBARSTVO d.o.o.	KALI TUNA d.o.o.